Exhibit 10.11

THIS AGREEMENT IS SUBJECT TO ARBITRATION PURSUANT TO THE SOUTH CAROLINA UNIFORM ARBITRATION ACT:
SC CODE ANN.  §15-48-10 ET SEQ. AND THE FEDERAL ARBITRATION ACT: 9 U.S.C. 1 ET SEQ.

SCIO DIAMOND TECHNOLOGY CORPORATION

SUBSCRIPTION AGREEMENT FOR UNITS, EACH UNIT CONSISTING OF
ONE SHARE OF COMMON STOCK AND A WARRANT
TO PURCHASE ONE SHARE OF COMMON STOCK AT $1.60/SHARE

TO:         Scio Diamond Technology Corporation
411 University Ridge, Suite D
Greenville, South Carolina 29601

Ladies and Gentlemen:

I understand that Scio Diamond Technology Corporation, a Nevada corporation (the “Company”), is seeking to raise up to $5.5 million by offering for sale up to 6,875,000 units, with each unit consisting of one share of its common stock (“Common Stock”) and a warrant in the form of Annex A (a “Warrant”) to purchase one share of its common stock at $1.60 per share, at a purchase price of $0.80 per unit (the “Units”) to a limited number of accredited investors. The number of Units, and the related number of shares of Common Stock and Warrants to purchase Common Stock, as well as the purchase price per Unit and the exercise price related to the Warrants, shall be appropriately adjusted in the event of any stock split, stock dividend, stock subdivision, stock combination or stock reclassification prior to the purchase of the applicable Units.  I also understand that the Company may raise additional capital in public or private offerings depending on the development of its business and its capital needs going forward.  I will complete and deliver to the Company a Form W-9 and the applicable Investor Questionnaire attached hereto, along with this Agreement.

Based on these premises, I (sometimes referred to herein as the “Subscriber”) hereby confirm my agreement with the Company as follows:

1.           On the date hereof, I agree to purchase from the Company, and upon acceptance of my subscription by the Company by its execution and delivery of this subscription agreement (this “Agreement”) and in reliance on my representations, warranties, and covenants contained herein, the Company will issue and sell to me Units as follows:

 (a)           On March 30, 2012, or as soon as possible thereafter, the Subscriber shall pay $250,000 (the “First Investment”) to the Company by wire transfer or other immediately available funds, and the Company shall issue 312,500 Units (consisting of 312,500 shares of Common Stock and Warrants to acquire 312,500 shares of Common Stock) to the Subscriber.  The closing date for the First Investment is referred to as the “First Closing Date.”

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(b)           Subject to the condition set forth in Section 2 below, on the date that is ten calendar days after the completion of the Company’s reactor support infrastructure (HVAC, chilled water, air, power electrical, building fit up, gasses, exhaust) at its Greenville, South Carolina, facility, the Subscriber shall pay $250,000 (the “Second Investment”) to the Company by wire transfer or other immediately available funds, and the Company shall issue an additional 312,500 Units (consisting of 312,500 shares of Common Stock and Warrants to acquire 312,500 shares of Common Stock) to the Subscriber.  The closing date for the Second Investment is referred to as the “Second Closing Date.”

(c)           Subject to the condition set forth in Section 2 below, on the date that is ten calendar days after the first three reactors, designated as SC1, SC2 and SC3, have been installed at the Company’s Greenville, South Carolina, facility and such reactors have produced diamonds, the Subscriber shall pay $250,000 (the “Third Investment”) to the Company by wire transfer or other immediately available funds, and the Company shall issue an additional 312,500 Units (consisting of 312,500 shares of Common Stock and Warrants to acquire 312,500 shares of Common Stock) to the Subscriber.  The closing date for the Third Investment is referred to as the “Third Closing Date.”

(d)           Subject to the condition set forth in Section 2 below, on the date that is ten calendar days after reactors SC1, SC2 and SC3 have begun producing diamonds at a yield rate of 50% to support the Company’s business plan that has been provided to the Subscriber on or prior to the date of this Agreement, the Subscriber shall pay $250,000 (the “Fourth Investment”) to the Company by wire transfer or other immediately available funds, and the Company shall issue an additional 312,500 Units (consisting of 312,500 shares of Common Stock and Warrants to acquire 312,500 shares of Common Stock) to the Subscriber.  The closing date for the Fourth Investment is referred to as the “Fourth Closing Date.”

(e)   The remaining $1 million in investments by the Subscriber (the “Verified Stage Investments”) are dependent on the Company producing marketable quality diamonds of both gemstone and industrial style.  Verification of the gemstone diamonds must be provided by two sources, one selected by the Company and one selected by the Subscriber.  When such verification of quality is confirmed, Verified Stage Investments will be made on the following schedule:

(i)
Subject to the condition set forth in Section 2 below, on the date that is ten calendar days after the reactors designated as SC4 SC5, SC6, SC7, SC8, SC9 and SC10 have been installed and are in production qualifications runs and making sellable product, the Subscriber shall pay $500,000 (the “Fifth Investment”) to the Company by wire transfer or other immediately available funds, and the Company shall issue an additional 625,000 Units (consisting of 625,000 shares of Common Stock and Warrants to acquire 625,000 shares of Common Stock) to the Subscriber.  The closing date for the Fifth Investment is referred to as the “Fifth Closing Date.”

(ii)
Subject to the condition set forth in Section 2 below, on the date that is ten calendar days after the Company has generated $100,000 of revenue (determined in accordance with U.S. generally accepted accounting principles) from diamonds produced in the Company’s Greenville, South Carolina, facility, the Subscriber shall pay $500,000 (the “Sixth Investment”) to the Company by wire transfer or other immediately available funds, and the Company shall issue an additional 625,000 Units (consisting of 625,000 shares of Common Stock and Warrants to acquire 625,000 shares of Common Stock) to the Subscriber.  The closing date for the Sixth Investment is referred to as the “Sixth Closing Date,” and each of the First Closing Date through and including Sixth Closing Date are referred to as a “Closing Date” and, collectively, as the “Closing Dates.”

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2.           The closing for the First Investment and each subsequent closing shall occur at the offices of Nelson Mullins Riley & Scarborough, LLP, in Greenville, South Carolina, or at such other location as the parties may mutually agree (provided that the parties shall cooperate to effect a closing by mail, email, facsimile, or courier such that an actual convening of the parties for a closing is unnecessary).  Each closing for the First Investment through and including the Sixth Investment is referred to as a “Closing.”  With respect to each Closing, the obligations of the parties to consummate such Closing are conditioned on the satisfaction or waiver of the following conditions on or prior to the date of such Closing:

(a) Mutual Conditions to Obligation to Close.  The obligations of each party to consummate such Closing shall be conditioned upon the satisfaction (or waiver at each party’s election) of the conditions that: (i) no party to this Agreement shall be subject on the applicable Closing Date to any order of a court of competent jurisdiction that enjoins or prohibits the consummation of the transactions contemplated by this Agreement, and (ii) such Closing shall occur on or before March 31, 2013.

(b) Conditions to Subscriber’s Obligation to Close.  The Subscriber’s obligations to consummate such Closing shall be conditioned upon satisfaction, or the Subscriber’s waiver at its election, of the following conditions:

(i)
All representations and warranties of the Company set forth in this Agreement and in the Warrant shall be true and correct in all material respects as of the date of this Agreement and on the applicable Closing Date as if made on such applicable Closing Date.  The Company shall have performed and complied in all material respects with all covenants, agreements and conditions (individually and collectively) contained in this Agreement and any Warrant delivered by the Company to the Subscriber required to be performed and complied with by the Company at or prior to the First Closing Date.

(ii)
The Company shall have delivered to the Subscriber a certificate signed by two executive officers of the Company certifying the matters set forth in Section 2(b)(i) and, with respect to each of the Second Investment through and including the Sixth Investment, that the applicable milestones set forth in Section 1 above with respect to such investment Closing has been achieved.

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(c)           Conditions to Company’s Obligation to Close.  The Company’s obligation to consummate such Closing shall be conditioned upon satisfaction, or the Company’s waiver at its election, of the following conditions:

(i)
All representations and warranties of the Subscriber in this Agreement and all other documents and certificates required to be delivered by the Subscriber in connection with the Closing shall be true and correct, in each case as of the date of this Agreement and on the applicable Closing Date as if made on the applicable Closing Date.  The Subscriber shall have performed and complied in all material respects with all covenants, agreements and conditions (individually and collectively) contained in this Agreement required to be performed and complied with by the Subscriber at or prior to such Closing Date (which condition includes, among other things, the condition that the Subscriber shall have timely consummated all prior Closings in accordance with the terms of this Agreement).

(ii)	If requested by the Company, the Subscriber shall have delivered to the Company a certificate certifying the matters set forth in Section 2(c)(i).

3.           I represent, warrant, and agree as follows:

(a)           I am an “accredited investor” as defined by Rule 501(a) promulgated under the Securities Act of 1933 (the “Securities Act”), as described in the Investor Questionnaires attached hereto, and my responses to the Investor Questionnaire are true, complete, and accurate.

(b)           I have, and will maintain, sufficient assets to fund my obligations under this Agreement.

(c)           I have had an opportunity to ask questions of and receive answers from representatives of the Company concerning my investment in the Units, and the Company has provided me with detailed information regarding the condition, financial and otherwise, and the current and intended operations, business affairs and business prospects of the Company (the “Information”).  I acknowledge that I have participated in multiple meetings with management of the Company and that I am intimately familiar with the financial condition and business prospects of the Company and that I do not require a formal private placement memorandum or any other formal offering documents to make my investment decision.  I also understand that the Company will, upon my request, make available to me a copy of any additional information regarding the Company and its operations which the Company possesses or can obtain without unreasonable expense.  I have reviewed the Information and all other materials I have requested in connection with my decision to make this investment.  I confirm that I have such knowledge and experience in financial and business matters generally and that I am capable of evaluating the merits and risks of the investment in the Units.

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(d)           I understand that the Units to be issued pursuant to this Agreement have not been passed on as to their fairness or recommended or endorsed by any federal or state agency, and their issuance will not be registered under the Securities Act or the securities laws of any state, in reliance upon exemptions from registration contained in the Securities Act and such laws.  The Company’s reliance upon such exemptions is based in part upon my representations, warranties, and agreements contained in this Agreement.

(e)           I am purchasing the Units for my own account, for investment purposes only, and not for distribution or resale to others, and I agree that I will not sell or otherwise transfer the Units, or the Common Stock or Warrants included within the Units, unless the transfer of such securities has been registered under the Securities Act and applicable state securities laws, or, in an opinion of counsel acceptable to the Company, an exemption therefrom is available.  I understand that the Units, including the Common Stock and the Warrants, will be “restricted securities” under the federal securities laws and that such securities may be resold without registration under the Securities Act and state securities laws only in certain limited circumstances.  I understand that, in the absence of an effective registration statement covering the securities or an available exemption from registration under the Securities Act, the securities must be held indefinitely.  In addition, I agree not to transfer a Warrant prior to the first anniversary of the issuance of such Warrant (except in the event of the death of the grantor of the Subscriber).

(f)           The certificates representing the Common Stock, and the Warrant agreements, will contain a legend stating that their issuance has not been registered under the Securities Act or any state securities laws and referring to the above restrictions on transferability and sale.  A notation will also be made in the records of the Company so that transfers of the Units, including the Common Stock and the Warrants, will not be effected in the records of the Company without compliance with these restrictions.

(g)           I acknowledge that an investment in the Units is speculative and involves a very high degree of risk, including the loss of my entire investment in the Units, and I confirm that I could withstand the loss of my entire investment in the Units.

(h)           I have full power and authority to enter into this Agreement and each of the other agreements and documents contemplated hereby (collectively, the “Transaction Documents”) to which I am or will be a party, and each such agreement constitutes my valid and legally binding obligation, enforceable in accordance with its terms, except to the extent enforceability may be limited by the application of bankruptcy, receivership, conservatorship, reorganization, insolvency and similar laws affecting creditors’ rights generally and equitable principles being applied at the discretion of a court before which any proceeding may be brought, and to limitations on the rights to indemnity and contribution hereunder that exist by virtue of public policy under federal and state securities laws.  No consent, approval, or authorization of, or registration, filing or declaration with, any Governmental Authority is required to be obtained by me in connection with the transactions contemplated by the Transaction Documents, other than those that have been made or will be timely made or that would not have a material and adverse effect on my ability to consummate the transactions contemplated by the Transaction Documents.   If the Subscriber is an entity, the Subscriber represents and warrants that the Subscriber is duly formed and is in good standing under the jurisdiction of its formation, and that the execution and delivery of this Agreement and the other Transaction Documents to which the Subscriber is or will be a party, and the performance of the Subscriber’s obligations hereunder and thereunder, has not and will not (i) violate or conflict with any of the articles of incorporation (as amended), bylaws, partnership agreement, limited partnership agreement, limited liability company operating agreement, or similar formation or governing document, as applicable, that is applicable to the Subscriber, or, in any material respect,  any material agreement to which the Subscriber is a party, or (ii) violate or conflict in any material respect with any laws, rules, regulations or orders of any Governmental Authority.  “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

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(i)           I am not purchasing the Units as a result of any advertisement, article, notice or other communication regarding the Units (including the Common Stock or the Warrants) published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other advertisement or general solicitation.

4.           I acknowledge that the portion of the Information that has not been filed with the Securities and Exchange Commission or otherwise made publicly available is confidential, and I agree that all such Information will be kept in confidence by me; provided that this obligation will not apply to any such Information that (i) is part of the public knowledge or literature and readily accessible at the date hereof; (ii) becomes part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of this provision); or (iii) is received from a third party (except a third party who discloses such Information in violation of any confidentiality agreement).  Further, this obligation does not prohibit my discussion of such Information with my counsel, accountant, or other financial adviser (in each case, who agrees to keep the Information confidential) solely for the purpose of assisting my analysis and assessment of such Information and an investment in the Units.

5.           I acknowledge that the Company and its officers, directors, employees, agents, and affiliates are relying on the truth and accuracy of the foregoing representations and warranties in offering the Units for sale to me without having first registered the issuance of the Units under the Securities Act.  I also understand the meaning and legal consequences of the representations and warranties in this Agreement.  All representations, warranties, and covenants contained in this Agreement will survive the acceptance of this Agreement and the sale of the Units.  I acknowledge that this Agreement will not be deemed to be accepted until it is signed by the Company and returned to me.  Notwithstanding the foregoing, however, no representation, warranty, acknowledgement, or agreement made herein by me will in any manner be deemed to constitute a waiver of any substantive rights granted to me under federal or state securities laws that cannot be waived as a matter of law.

6.           I acknowledge that this Agreement and the Information has been prepared and approved solely by the Company.  I understand that Nelson Mullins Riley & Scarborough LLP (“NMRS”) has assisted the Company in the preparation of this Agreement but that NMRS has not conducted due diligence and in any event is not responsible for the disclosures made in this Agreement or otherwise in connection with my decision to make this investment.  I understand that I am solely responsible for my own due diligence investigation.  I understand that NMRS has represented the Company in this matter and has not represented me and that NMRS does not make any representations or warranties to me, and has not provided any advice to me, regarding this Agreement or any investment in the Company.  I am not relying on any advice, or representations or warranties, from NMRS in connection with my decision to invest in the Units.

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7.           The Company represents and warrants to the Subscriber that as of such each Closing Date with respect to Subscriber’s investment pursuant to this Agreement the following statements will be true, correct, and complete:

(a) No Conflicts. The Company’s execution and delivery of this Agreement and the other Transaction Documents to which the Company is or will be a party, and the performance of the Company’s obligations hereunder and thereunder, including its issuance of the Common Stock and Warrants that comprise the Units, and the exercise or conversion of the Warrants, does not and will not (i) violate or conflict with any of the articles of incorporation (as amended) or bylaws of the Company, or, in any material respect,  any material agreement to which the Company is a party, or (ii) violate or conflict in any material respect with any laws, rules, regulations or orders of any Governmental Authority.  No consent, approval, or authorization of, or registration, filing or declaration with, any Governmental Authority is required to be obtained by the Company in connection with the transactions contemplated by the Transaction Documents, other than those that have been made or will be timely made or that would not have a material and adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.

(b) Organization, Powers and Authorization.  The Company has been duly incorporated, and is in good standing, under the laws of the State of Nevada.  The Company has all requisite corporate or organizational power and authority to own and operate its material properties, to carry on its business as now conducted and proposed to be conducted, in all material respects, and to enter into this Agreement and each of the other Transaction Documents to which it is or will be a party, and to perform its obligations under the Transaction Documents.  This Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby and performance by the Company of its obligations hereunder and thereunder have been duly and validly authorized by all necessary corporate action on the part of the Company.

(c) Binding Obligation. This Agreement and the other Transaction Documents, when executed and delivered by the Company, will be, the legal, valid and binding obligations of  the Company, each enforceable against the Company in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by the application of bankruptcy, receivership, conservatorship, reorganization, insolvency and similar laws affecting creditors’ rights generally and equitable principles being applied at the discretion of a court before which any proceeding may be brought, and to limitations on the rights to indemnity and contribution hereunder that exist by virtue of public policy under federal and state securities laws.

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(d) Private Offering. No form of general solicitation or advertising was used by the Company or any representative thereof in connection with the offer or sale of the Units.

(e) Ownership of Patents.  The Company owns the patents and patent applications set forth on Annex B attached hereto (the “Patents”).  The Company represents and warrants that, with respect to the Patents, there is no pending or, to the knowledge of the Company, threatened litigation challenging the ownership or validity of such Patents, that all fees with respect to the Patents have been paid to keep them in force, and that no such Patents have lapsed.

8.           This Agreement (including documents contemplated hereby, including the Warrant) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended or modified only by a writing executed by the party to be bound thereby.  This Agreement may be executed in multiple counterparts, each of which will constitute an original, but all of which will constitute but one and the same instrument.  This Agreement may be executed and delivered by facsimile or other electronic transmission (including electronic mail), which will constitute the legal delivery hereof.  This Agreement will be governed by and construed in accordance with the laws of the State of South Carolina.  The dispute resolution provisions set forth in Section 15 of the Warrant attached hereto shall apply, mutatis mutandis, with respect to this Agreement, including, without limitation, the Mandatory Arbitration and the Exclusive Selection of Forum provisions thereof. All representations, warranties, and covenants contained in this Agreement will survive the acceptance of this Agreement and the sale of the Units.

9.           Correspondence addressed to me should be sent to the address listed below until such time as I will notify the Company, in writing, of a different address to which such correspondence and notices are to be sent.

10.           In connection with this Agreement and the transactions contemplated hereby, each party to this Agreement shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform such party’s obligations under this Agreement and the transactions contemplated hereby.

11.           This Agreement may be executed and delivered in one or more counterparts (including by means of telecopied, facsimile or emailed signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

12.           The Subscriber and Company hereby agree additionally as follows:

(a)           Information Rights.  Subject to the Subscriber’s compliance with its obligations under this Agreement, the Company will provide the Subscriber with information rights, including consultation rights, inspection and access rights, and the right to audited and unaudited financial statements, annual budget and other financial and operational information, subject to Section 12(c) below. Any inspection pursuant to this Section 12(a) shall be conducted during normal business hours and in such a manner as not to interfere unreasonably with the conduct of the business of the Company, and nothing herein shall require the Company disclose any information to the extent (1) prohibited by law or is legally privileged or (2) that the Company reasonably believes such information to be competitively sensitive proprietary information (except to the extent such Subscriber provides assurances reasonably acceptable to Company that such information shall not be used by such Subscriber or its affiliates to compete with the Company). The Subscriber also shall hold and use (and cause its designees or representatives to hold and use) any information that the Subscriber receives pursuant to this Section 12(a) solely for purposes of managing its investment in the Company, and shall not use or disclose (and shall cause its designees or representatives to not use or disclose) any material nonpublic information regarding the Company or trade in Company securities or any derivatives thereof while in possession thereof.

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(b)           Board Right. Subject to and promptly following the Sixth Closing Date, the Company shall expand the Board by one director and the Board shall appoint one designee of Subscriber (which may be the Subscriber). Thereafter, subject to Section 12(c) below and satisfaction of all legal and governance requirements applicable to all Board members regarding service as a director of the Company, the Company shall cause the nomination of one person designated by Subscriber for election to the Board at each annual meeting at which the term of each such director expires, or upon the death, resignation, removal or disqualification of each such director, if earlier. Subscriber shall provide written notice of such designee to the Company, together with any information pertaining to the nominated persons reasonably requested by the Company, including information required to be disclosed in accordance with the Company’s SEC disclosure obligations. Upon receipt of such notice and information, the Company shall do, or cause to be done, all things, and take, or cause to be taken, all actions necessary, necessary or expedient to having such designee be elected and qualified to serve as a member of the Company’s Board as soon thereafter as reasonably practicable. The Subscriber’s designee as a Company director shall provide the Company with a directors’ and officers’ questionnaire and provide such other background information as ordinarily requested by the Company from time to time of its other directors and officers.

(c)           Expiration of Rights.

(i)
Notwithstanding anything to the contrary in this Section 12, if, at any time after the Sixth Closing, Subscriber ceases to own, or have the right to acquire pursuant to the Warrant, an aggregate of 3,750,000 shares of Common Stock (as adjusted for any stock split, stock dividend, stock subdivision, stock combination or stock reclassification, and provided that to the extent that any Warrants expire without being exercised such number shall be reduced by a number equal to 75% of the Warrants that expired without being exercised), then Subscriber’s rights to nominate a member to the Company’s board of directors granted by this Section 12 will terminate and such rights will be lost permanently, irrespective of whether Subscriber’s ownership percentage of Company’s outstanding Common Stock increases again after the loss of such right.

(ii)
Notwithstanding anything to the contrary in this Section 12, if, at any time after the Second Closing, Subscriber ceases to own, or have the right to acquire pursuant to the Warrant, an aggregate of 1,250,000 shares of Common Stock (as adjusted for any stock split, stock dividend, stock subdivision, stock combination or stock reclassification, and provided that to the extent that any Warrants expire without being exercised such number shall be reduced by a number equal to 75% of the Warrants that expired without being exercised), then Subscriber’s information rights granted by this Section 12 will terminate and such rights will be lost permanently, irrespective of whether Subscriber’s ownership percentage of Company’s outstanding Common Stock increases again after the loss of such right.

* * *

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SIGNATURE PAGE TO
THE SUBSCRIPTION AGREEMENT WITH
SCIO DIAMOND TECHNOLOGY CORPORATION

IN WITNESS WHEREOF, I have executed this Subscription Agreement as of the date set forth below:
Signature:                             /s/ Thomas P. Hartness
Print name of individual or entity investing:              Thomas P. Hartness Revocable Trust dated July 30, 2010
Include applicable title, if executing on behalf of an entity:      Trustee

Co-Subscriber Signature (if applicable):
 Print name of co-subscriber:

If an individual investor, please indicate form of ownership the undersigned desires for the Units: ☐ Individual, ☐ Joint Tenants with Right of Survivorship1, ☐ Tenants in Common2,
☑ Qualified Trust, ☐ Custodian for
State of Primary Residence:

Address:
Phone Number:

E-mail Address:

S.S. # or EIN:

Date:                                5/4/12

Wire Transfer Instructions:
(Bank):
(ABA Number):
(Account):
(Reference):

*For Credit to:
                                                                        Name of Subscriber(s)

1 When a Share is held as Joint Tenants with right of Survivorship, upon the death of one owner, ownership of the Share will pass automatically to the surviving owners(s).
2 When a Share is held as Tenants in Common, upon the death of one owner, ownership of the Share will be held by the surviving owner(s) and by the heirs of the deceased owner.

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Accepted: SCIO DIAMOND TECHNOLOGY CORPORATION

By:               /s/ Charles G. Nichols
Name and Title:                           Charles G. Nichols, CFO

Date:                               5/4/12

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ANNEX A – FORM OF WARRANT

THIS AGREEMENT IS SUBJECT TO ARBITRATION PURSUANT TO THE SOUTH CAROLINA UNIFORM ARBITRATION ACT: SC CODE ANN. §15-48-10 ET SEQ. AND THE FEDERAL ARBITRATION ACT: 9 U.S.C. 1 ET SEQ.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR THE COMPANY, UPON ITS REQUEST, RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THIS INSTRUMENT ACCEPTABLE TO THE COMPANY STATING THAT SUCH SALE, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE LAWS.  THIS INSTRUMENT IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A UNIT SUBSCRIPTION AGREEEMENT BY AND AMONG THE ISSUER OF THESE SECURITIES AND THE INVESTORS REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SUCH AGREEMENT.  ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SUCH AGREEMENT WILL BE VOID.

WARRANT
to purchase

[                               ]3

Shares of Common Stock of

Scio Diamond Technology Corporation

Issue Date: [                                                    ]4

1.           Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“AAA” has the meaning set forth in Section 15.

“Arbitration Rules” has the meaning set forth in Section 15.

“Board of Directors” means the board of directors of the Company, including any duly authorized committee thereof.

“Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s stockholders.

3     The Company will fill in this number, which will be equal to the number of Units purchased (i.e., 1 share of Common Stock will be subject to the Warrant, for each share of Common Stock purchased).
4     The Company will insert the Issue Date into the Warrant.  The Issue Date will be the applicable Closing Date.

“business day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

“Charter” means, with respect to any Person, its certificate or articles of incorporation, articles of association, or similar organizational document.

“Common Stock” means the common stock of the Company.

“Company” means Scio Diamond Technology Corporation, a Nevada corporation.

“Dispute” has the meaning set forth in Section 15.

“Dispute Notice” has the meaning set forth in Section 15.

“Exchange Act” means the Securities Exchange Act of 1934, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Price” means $1.60.

“Expiration Time” has the meaning set forth in Section 3.

“Issue Date” means ________, 2011.5

“Party” has the meaning set forth in Section 15.

“Parties” has the meaning set forth in Section 15.

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Regulatory Approvals” with respect to the Warrantholder, means, to the extent applicable and required to permit the Warrantholder to exercise this Warrant for shares of Common Stock and to own such Common Stock without the Warrantholder being in violation of applicable law, rule or regulation, the receipt of any necessary approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations thereunder, the Securities Act, and applicable state securities laws.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, or any successor statute, and the rules and regulations promulgated thereunder.

“Shares” has the meaning set forth in Section 2.

5           The Company will insert the Issue Date into the Warrant.  The Issue Date will be the date of the applicableClosing Date.

“Unit Subscription Agreement” means the Unit Subscription Agreement by and among the Company and the original Holder of this Warrant, a copy of which is on file with the Company.

“Warrantholder” has the meaning set forth in Section 2.

“Warrant” means this Warrant.

2.           Number of Shares; Exercise Price. This certifies that, for value received, the undersigned warrantholder whose name appears on the signature page hereto or its permitted assigns (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, after the receipt of all applicable Regulatory Approvals, if any, up to an aggregate number of _______________6 fully paid and nonassessable shares of Common Stock, at a purchase price per share of Common Stock equal to the Exercise Price.  The number of shares of Common Stock (the “Shares”) and the Exercise Price are subject to adjustment as provided herein, and all references to “Common Stock,” “Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3.           Exercise of Warrant; Term. Subject to the restrictions on exercise contained in this Warrant, to the extent permitted by applicable laws and regulations, the right to purchase the Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time after the execution and delivery of this Warrant by the Company on the date hereof, but in no event later than 5:00 p.m., New York City time on the third anniversary of the Issue Date (the “Expiration Time”), by (A) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the principal executive office of the Company (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company), and (B) payment of the Exercise Price for the Shares thereby purchased by tendering in cash, by certified or cashier’s check payable to the order of the Company, or by wire transfer of immediately available funds to an account designated by the Company.

If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised.  Notwithstanding anything in this Warrant to the contrary, the Warrantholder hereby acknowledges and agrees that its exercise of this Warrant for Shares is subject to the conditions that (x) the Warrantholder will have first received any applicable Regulatory Approvals and (y) the exercise is subject to a valid exemption from registration under federal and applicable state securities laws.

4.           Issuance of Shares; Authorization; Listing.  Certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate, subject to transfer restrictions contemplated by Section 3 of the Unit Subscription Agreement, and will be delivered to such named Person or Persons within a reasonable time after the rights represented by this Warrant shall have been so exercised.  The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 hereof will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith).

6           The Company will fill in this number, which will be equal to the number of Units purchased (i.e., 1 share ofCommon Stock will be subject to the Warrant, for each share of Common Stock purchased).

The Company agrees that the Shares so issued will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date.  The Company will at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock then issuable upon exercise of this Warrant at any time.  If the Common Stock is listed on a national securities exchange at the time of exercise of this Warrant, then the Company will use good faith efforts to cause the Shares issuable upon exercise of this Warrant to be listed on such national securities exchange.

5.           Legends.  The Warrantholder agrees to the imprinting of a legend on the Shares issued upon the exercise of this Warrant pursuant to this Agreement in substantially the following form:

THE ISSUANCE OF THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE LAWS, AND THESE SHARES OF COMMON STOCK MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND/OR SUCH LAWS COVERING THIS CERTIFICATE OR THE COMPANY, UPON ITS REQUEST, RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THIS CERTIFICATE ACCEPTABLE TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, OFFER, PLEDGE OR OTHER DISTRIBUTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE LAWS.

Certificates evidencing the Shares issued upon the exercise of this Warrant may be issued without such a legend if the Company determines that such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) and applicable state laws.

6.           Fractional Shares or Scrip. The Company may issue fractional Shares or scrip representing fractional Shares upon any exercise of this Warrant.

7.           No Rights as Stockholders; Transfer Books. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the date of exercise hereof.

8.           Charges, Taxes and Expenses. Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates.

9.           Transfer/Assignment.

(A)           Subject to compliance with clause (B) of this Section 9, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 3.  All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 9 shall be paid by the Company.

(B)           The transfer of the Warrant and the Shares issued upon exercise of the Warrant are subject to the restrictions contemplated by Section 3 of the Unit Subscription Agreement, which include a one-year restriction on the transfer of any Warrant (except in the event of the death of the Holder).  If and for so long as required by the Unit Subscription Agreement, this Warrant shall contain legends as contemplated by Section 3 of the Unit Subscription Agreement.

(C)           Until any transfer of this Warrant is made in the warrant registry, the Company may treat the Warrantholder as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

10.           Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares.  The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

11.           Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

12.           Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

13.           Adjustments and Other Rights. The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that if more than one subsection of this Section 13 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 13 so as to result in duplication:

(A)           Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (i) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised immediately prior to such date.  In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment, by (y) the new number of Shares issuable upon exercise of the Warrant determined pursuant to the immediately preceding sentence.

(B)           Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 13(A)), the Warrantholder’s right to receive Shares upon exercise of this Warrant shall be converted into the right to exercise this Warrant to acquire the number of shares of stock or other securities or property (including cash) which the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Warrantholder’s right to exercise this Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph.  Unless otherwise determined by the Board of Directors in connection with a Business Combination, in determining the kind and amount of stock, securities or the property receivable upon exercise of this Warrant following the consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the consideration that the Warrantholder shall be entitled to receive upon exercise shall be deemed to be the types and amounts of consideration received by the majority of all holders of the shares of common stock that affirmatively make an election (or of all such holders if none make an election).

(C)           Rounding of Calculations; Minimum Adjustments. All calculations under this Section 13 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be.  Any provision of this Section 13 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.

(D)           Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 13 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(E)           Other Events.  The Exercise Price or the number of Shares into which this Warrant is exercisable shall not be adjusted solely as a result of a change in the par value of the Common Stock or a change in the jurisdiction of incorporation of the Company.

(F)           Statement Regarding Adjustments. Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in Section 13, the Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment.

(G)           Notice of Adjustment Event. In the event that the Company shall propose to take any action of the type described in this Section 13 (but only if the action of the type described in this Section 13 would result in an adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall give notice to the Warrantholder, in the manner set forth in Section 13(F), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place.  Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(H)           Adjustment Rules. Any adjustments pursuant to this Section 13 shall be made successively whenever an event referred to herein shall occur.  If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.

14.           Governing Law. This Warrant and all rights, obligations and liabilities hereunder shall be governed by and construed under the laws of the State of South Carolina without giving effect to conflicts of laws principles.

15.           Dispute Resolution.

(A)           General.  Any claim of, or dispute or controversy involving, the Company or the Warrantholder (each a “Party” and, collectively the “Parties”) arising out of, connected with, or relating to this Warrant, the subject matter of this Warrant, its formation or execution, or any right or obligation created by this Warrant, irrespective of the legal theory or claims underlying such claim, dispute, or controversy (including tort or statutory claims) (“Dispute”), shall be resolved in accordance with this Section 15.

(B)           Dispute Notice.  The Party asserting the Dispute will give prompt notice to the other Party describing the Dispute in reasonable detail (“Dispute Notice”).

(C)           Informal Proceedings.  Prior to the initiation of formal dispute resolution procedures, the Parties shall first attempt to resolve their dispute informally.  Towards that end, promptly after receipt of the Dispute Notice, the Parties, personally or through party representatives, will negotiate in good faith to resolve the Dispute.  The specific format for the discussions shall be left to the discretion of the designated representatives.

(D)           Formal Proceedings.  Formal proceedings for the resolution of a dispute pursuant to this Section 15 may not be commenced until the earlier of:

(i)           the Parties or designated Party representatives concluding in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or

(ii)           30 business days from the date of the Dispute Notice.  (This period shall be deemed to run notwithstanding any claim that the process described in this Section was not followed or completed).

(E)           Mandatory Arbitration.

(i)           Upon demand of any Party (whether made before or after institution of any judicial proceeding), any dispute shall be referred to arbitration, and the final decision rendered shall be binding upon the Parties to this Agreement.  Disputes include, without limitation, tort claims, counterclaims, securities law claims, contract claims, disputes as to whether a matter is subject to binding arbitration, claims brought as class actions, or claims arising out of or connected with the transaction reflected by any Warrant.

(ii)           To the extent not specified or modified hereafter, arbitration shall be conducted under and governed by the Commercial Arbitration Rules (the “Arbitration Rules”) promulgated by the American Arbitration Association (“AAA”), the Securities Arbitration Supplementary Procedures promulgated by the AAA, and Chapter 48 of Title 15 of the Code of Laws of South Carolina, as amended (the South Carolina Uniform Arbitration Act).  All arbitration hearings shall be conducted in Greenville County, South Carolina.  The Expedited Procedures set forth in the Arbitration Rules shall be applicable to claims of less than $100,000.  All applicable statutes of limitation shall apply to a dispute.  A judgment upon the award may be entered in any court having jurisdiction over the Party.

(iii)           Where the claim amounts to or exceeds $100,000, the arbitration shall be conducted before three arbitrators, who shall be licensed attorneys in the State of South Carolina.  All plaintiffs/claimants in the action shall be permitted the selection of one arbitrator and all defendants/respondents shall be permitted the selection of the second arbitrator.  (For purposes of selection of the arbitrators, third-party, counter, or cross claimants shall not be recognized).  The two selected arbitrators shall then select the third arbitrator.

(iv)           Where the claim is less than $100,000, the arbitration shall be conducted before a single arbitrator, who shall be a licensed attorney in the State of South Carolina.  This arbitrator shall be selected by mutual agreement of the Parties.

(F)           Litigation.  In the event that the provisions hereof requiring binding arbitration shall for any reason be deemed unenforceable (or if no Party demands that a Dispute be submitted to binding arbitration), the Parties agree as follows:

(i)           Consent to Jurisdiction.  Each Party consents to the jurisdiction of the State Courts of Greenville County, South Carolina, or the Federal Courts of South Carolina located in Greenville County.  Each Party expressly and irrevocably consents to the jurisdiction of the aforesaid courts and waives any defenses of lack of personal jurisdiction, improper venue, or forum non conveniens.

(ii)           Exclusive Selection of Forum.  The parties agree that any disputes between them (in contract, tort, statute, or any other legal theory including claims of fraud, suppression, misrepresentation, and fraud in the inducement) or any disputes arising under this Agreement shall be exclusively resolved in the State Courts of Greenville County, South Carolina, or the Federal Courts of South Carolina located in Greenville County.

(iii)           Waiver of Right to Jury Trial.  Each Party waives their respective right to a trial by jury with respect to any Dispute.  Each Party acknowledges and understands that this waiver is a material inducement to enter into a business relationship, that each has relied on this waiver in entering into this Warrant, and that each will continue to rely on the waiver in their related future dealings.  Each Party represents and warrants that each has had the opportunity of reviewing this jury waiver with legal counsel, and that each knowingly and voluntarily waives its jury trial rights.

(G)           Expiration.  The foregoing obligations, contained in this Section 15, shall indefinitely survive the expiration or earlier termination of this Warrant.

16.           Binding Effect. This Warrant shall be binding upon any successors or assigns of the Company and the successors and permitted assigns of the Warrantholder.

17.           Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.

18.           Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, or (b) on the second business day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to the Company:

Scio Diamond Technology Corporation
411 University Ridge Suite D
Greenville, SC 29601
(Address of principal executive offices)

With a copy (which shall not constitute notice) to:

Nelson Mullins Riley & Scarborough, LLP
104 South Main Street, Suite 900
                      Greenville, South Carolina 29601
Attention: John M. Jennings, Esq.

If to the Warrantholder:

To the address or email address set forth in the Warrantholder’s Unit Subscription Agreement or to such other address as shall be designated in a written notice to the Company.

19.           Acceptance.                                Receipt of this Warrant by the Warrantholder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

20.           Entire Agreement. This Warrant and the forms attached hereto and the Unit Subscription Agreement and the forms attached thereto contain the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto. This Warrant may be executed and delivered in one or more counterparts (including by means of telecopied, facsimile or emailed signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

3     The Company will fill in this number, which will be equal to the number of Units purchased (i.e., 1 share ofCommon Stock will be subject to the Warrant, for each share of Common Stock purchased).

4     The Company will insert the Issue Date into the Warrant.  The Issue Date will be the applicable Closing Date.

5     The Company will insert the Issue Date into the Warrant.  The Issue Date will be the date of the applicableClosing Date.

6     The Company will fill in this number, which will be equal to the number of Units purchased (i.e., 1 share ofCommon Stock will be subject to the Warrant, for each share of Common Stock purchased).

[Form of Notice of Exercise]
Date: _________

TO:           Scio Diamond Technology Corporation

RE:           Election to Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant.  The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock in the manner set forth below. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name set forth below.

Number of Shares of Common Stock

Aggregate Exercise Price:

Holder:
By:
Name:
Title:

Exhibit 10.1
IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer.

Dated: ___________________                                                                COMPANY: SCIO DIAMOND TECHNOLOGY CORPORATION

By:
Name:
Title:

AGREED AND ACKNOWLEDGED BY
WARRANTHOLDER:
By:________________________________
Name:_____________________________
Title:______________________________

[Signature Page to Warrant]

Page - 23

ANNEX B – PATENTS

Granted Patents

S.No	Patent Number	Title	Country	Serial No #	Filing Date
1	US6582513B1	System and method for producing synthetic diamond	United States of America	09/312,326	14-May-99
2	US6858080B2	Tunable CVD diamond structures	United States of America	10/328,987	24-Dec-02
3	US7258741B2	System and method for producing synthetic diamond	United States of America	10/409,982	8-Apr-03
4	US7201886B2	Single crystal diamond tool	United States of America	10/977,108	29-Oct-04
5	US7122837B2	Structures formed in diamond	United States of America	11/178,623	11-Jul-05
6	US7238088B1	Enhanced diamond polishing	United States of America	11/326,242	5-Jan-06
7	US7459024	Method of forming an N-type doped single crystal diamond	United States of America	10/977,568	29-Oct-04
8	US7560086	Single crystal diamond having .sup.12C, .sup.13C, and phosphorous	United States of America	10/977,083	29-Oct-04
9	US7829377	Diamond Medical Devices	United States of America	11/329,959	1-Jan-05
10	US7879148	System and method for producing synthetic diamond	United States of America	12/047884	13-Mar-08
11	US7,942,966	Method of growing boron doped single crystal diamond in a plasma reactor	United States of America	10/977,569	29-Oct-04
12	2001281404	System and method for producing synthetic diamond	Australia	2001281404	8-Aug-01
13	200680025412.40	Structures Formed In Diamond	China	200680025412.40	11-Jul-06
14	200680007879.60	A Method of Processing the Diamond and a Medical Device Utilizing A Diamond Semiconductor	China	200680007879.60	11-Jan-06
15	248526.00	A Method for Forming a Synthetic Monocrystalline Diamond and the Diamond	India	1680/CHENP/2005	23-Dec-03
16	US8048223B2	Grown Diamond Mosaic Separation	United States of America	11/186,421	21-Jul-05
17	US8058085B2	Method of Forming a Waveguide in Diamond	United States of America	11/996,482	19-Nov-08
18	2511670	Tunable CVD Diamond Structures	Canada	2,511,670	22-Dec-03
19	US8129733	Gallium Nitride Light Emitting Devices on Diamond	United States of America	11/275,748	26-Jan-06
20	US8133320	Diamond Heat Sink in a Laser	United States of America	10/925,217	24-Aug-04
21	US8158455	Boron-Doped Diamond Semiconductor	United States of America	12/546,096	24-Aug-09

Page - 24

U.S Applications

PUB. APP. NO. Title
1	20120058602 METHOD OF FORMING A WAVEGUIDE IN DIAMOND
2	20110054450 DIAMOND MEDICAL DEVICES
3	20090311852 BORON-DOPED DIAMOND SEMICONDUCTOR
4	20090182520 ASSESSMENT OF DIAMOND COLOR
5	20080157096 SYSTEM AND METHOD FOR PRODUCING SYNTHETIC DIAMOND
6	20080156256 SYSTEM AND METHOD FOR PRODUCING SYNTHETIC DIAMOND
7	20070283881 SYSTEM AND METHOD FOR PRODUCING SYNTHETIC DIAMOND
8	20070155292 ENHANCED DIAMOND POLISHING
9	20070009419 Carbon grit
10	20060157713 STRUCTURES FORMED IN DIAMOND
11	20050163169 Solid state diamond Raman laser
12	20050109268 Single crystal diamond tool
13	20050109267 Method of growing single crystal diamond in a plasma reactor
14	20050109266 Arc jet microwave plasma method of growing single crystal diamond
15	20050109265 Single crystal synthetic diamond
16	20050109264 Method of growing a single crystal diamond
17	20050109262 Boron doped single crystal diamond electrochemical synthesis electrode
18	20050085079 Method of growing boron doped single crystal diamond in a plasma reactor
19	20050066884 Method of growing a single crystal diamond
20	20050061233 Method of forming an N-type doped single crystal diamond
21	20050056209 Method of creating a synthetic diamond
22	20050056208 Synthetic diamond having alternating layers with different concentrations of impurities
23	20050056207 Single crystal diamond tool
24	20050056206 Single crystal diamond having 12C, 13C, and phosphorous

Page - 25